Exhibit 99.1

FOR IMMEDIATE RELEASE

July 25, 2018

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2018 SECOND QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended June 30, 2018 and 2017:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $226.1 million, or $2.39 per diluted share, during the second quarter of 2018 as compared to $185.4 million, or $1.91 per diluted share, during the comparable quarter of 2017.  Net revenues increased 2.6% to $2.68 billion during the second quarter of 2018 as compared to $2.61 billion during the second quarter of 2017.

For the three-month period ended June 30, 2018, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), was $233.3 million, or $2.47 per diluted share, as compared to $188.1 million, or $1.94 per diluted share, during the second quarter of 2017.

Included in our reported and adjusted net income attributable to UHS during the second quarter of 2018, is a pre-tax unrealized gain of $8.0 million (included in “Other (income) expense, net”), or $.06 per diluted share, resulting from an increase in the market value of shares of certain marketable securities held for investment and classified as available for sale.

As reflected on the Supplemental Schedule, included in our reported results during the second quarter of 2018, is a net aggregate unfavorable after-tax impact of $7.3 million, or $.08 per diluted share, substantially all of which resulted from an unfavorable after-tax impact of $7.2 million, or $.08 per diluted share, resulting from a $9.5 million pre-tax increase in the reserve established in connection with the discussions with the Department of Justice (“DOJ”), as discussed below.

As reflected on the Supplemental Schedule, included in our reported results during the second quarter of 2017, is a net aggregate unfavorable after-tax impact of $2.7 million, or $.03 per diluted share, consisting of: (i) a favorable after-tax impact of $1.4 million, or $.01 per diluted share, resulting from our January 1, 2017 adoption of ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”), offset by; (ii) an unfavorable after-tax impact of $4.0 million, or $.04 per diluted share, related to the depreciation and amortization expense recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”), was $444.7 million during the second quarter of 2018 as compared to $438.3 million during the second quarter of 2017.  Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of the above-mentioned $9.5 million pre-tax increase in the DOJ reserve and $15.3 million of other income, net, recorded during the second quarter of 2018, was $438.8 million during the second quarter of 2018 as compared to $438.3 million during the second quarter of 2017.

Consolidated Results of Operations, As Reported and As Adjusted  – Six-month periods ended June 30, 2018 and 2017:

Reported net income attributable to UHS was $449.9 million, or $4.76 per diluted share, during the six-month period ended June 30, 2018 as compared to $391.4 million, or $4.03 per diluted share, during the comparable period of 2017.  Net revenues increased 2.7% to $5.37 billion during the first six months of 2018 as compared to $5.23 billion during the first six months of 2017.

For the six-month period ended June 30, 2018, our adjusted net income attributable to UHS, as calculated on the attached Supplemental Schedule, was $465.5 million, or $4.92 per diluted share, as compared to $392.4 million, or $4.04 per diluted share, during the comparable period of 2017.

As reflected on the Supplemental Schedule, included in our reported results during the six-month period ended June 30, 2018, is a net aggregate unfavorable after-tax impact of $15.6 million, or $.16 per diluted share, consisting of: (i) an unfavorable after-tax impact of $17.1 million, or $.18 per diluted share, resulting from a $22.5 million pre-tax increase in the reserve established in connection with the discussions with the DOJ, as discussed below, partially offset by; (ii) a favorable after-tax impact of $1.5 million, or $.02 per diluted share, resulting from our adoption of ASU 2016-09.

As reflected on the Supplemental Schedule, included in our reported results during the six-month period ended June 30, 2017, is a net aggregate unfavorable after-tax impact of $1.0 million, or $.01 per diluted share, consisting of: (i) a favorable after-tax impact of $8.1 million, or $.08 per diluted share, resulting from our adoption of ASU 2016-09, offset by; (ii) an unfavorable after-tax impact of $9.1 million, or $.09 per diluted share, related to the depreciation and amortization expense recorded in connection with the implementation of EHR applications at our acute care hospitals.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”), was $886.8 million during the first six months of 2018 as compared to $898.6 million during the first six months of 2017. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of the above-mentioned $22.5 million pre-tax increase in the DOJ reserve and $15.3 million of other income, net, recorded during the first six months of 2018, was $893.9 million during the six-month period ended June 30, 2018 as compared to $898.6 million during the first six months of 2017.

Acute Care Services – Three and six-month periods ended June 30, 2018 and 2017:

During the second quarter of 2018, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 1.9% and adjusted patient days increased 4.7%, as compared to the second quarter of 2017. At these facilities, net revenue per adjusted admission increased 3.1% while net revenue per adjusted patient day increased 0.4% during the second quarter of 2018 as compared to the comparable quarter of 2017. Net revenues from our acute care services on a same facility basis increased 3.3% during the second quarter of 2018 as compared to the comparable quarter of the prior year.

During the six-month period ended June 30, 2018, at our acute care hospitals on a same facility basis, adjusted admissions increased 2.0% and adjusted patient days increased 5.1%, as compared to the comparable period  of 2017. At these facilities, net revenue per adjusted admission increased 3.4% while net revenue per adjusted patient day increased 0.3% during the first six months of 2018 as compared to the comparable period of 2017. Net revenues from our acute care services on a same facility basis increased 3.5% during the first six months of 2018 as compared to the comparable period of the prior year.

Behavioral Health Care Services – Three and six-month periods ended June 30, 2018 and 2017:

During the second quarter of 2018, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 1.2% while adjusted patient days decreased 0.3% as compared to the second quarter of 2017. At these facilities, net revenue per adjusted admission increased 2.0% while net revenue per adjusted patient day increased 3.6% during the second quarter of 2018 as compared to the comparable quarter in 2017. On a same facility basis, our behavioral health care services’ net revenues increased 2.8% during the second quarter of 2018 as compared to the second quarter of 2017.

During the six-month period ended June 30, 2018, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 1.4% while adjusted patient days increased 0.1% as compared to the comparable period of 2017. At these facilities, net revenue per adjusted admission increased 2.0% while net revenue per adjusted patient day increased 3.4% during the first six months of 2018 as compared to the comparable period in 2017. On a same facility basis, our behavioral health care services’ net revenues increased 2.9% during the first six months of 2018 as compared to the comparable period of 2017.

Net Cash Provided by Operating Activities and Share Repurchase Program:

For the six months ended June 30, 2018, our net cash provided by operating activities was $629 million as compared to $534 million generated during the first six months of 2017. The $95 million increase was due to: (i) a $103 million favorable change in other working capital accounts resulting primarily from changes in accounts payable and accrued expenses due to timing of disbursements; (ii) a $64 million favorable change in cash flows from foreign currency forward exchange contracts related to our investments in the U.K; (iii) a $65 million unfavorable change in accounts receivable, and; (iv) $7 million of other combined net unfavorable changes.

In November of 2017, our Board of Directors authorized a $400 million increase to our stock repurchase program, which increased the aggregate authorization to $1.2 billion from the previous $800 million authorization approved during 2016 and 2014.  Pursuant to this program, we may purchase shares of our Class B Common Stock, from time to time as conditions allow, on the open market or in negotiated private transactions.

In conjunction with our stock repurchase program, during the second quarter of 2018, we have repurchased approximately 1.12 million shares at an aggregate cost of $129.6 million (approximately $116 per share).  During the first six months of 2018, we have repurchased approximately 1.16 million shares at an aggregate cost of $134.2 million (approximately $116 per share). Since inception of the program in 2014 through June 30, 2018, we have repurchased approximately 8.51 million shares at an aggregate cost of $970.5 million (approximately $114 per share).

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on July 26, 2018. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com.  A replay of the call will be available following the conclusion of the live call and will be available for one full year.

Reserve-DOJ:

During the first six months of 2018, we recorded a pre-tax increase of approximately $22 million to the reserve established in connection with the civil aspects of the government’s investigation of certain of our behavioral health care facilities, increasing the aggregate pre-tax reserve to approximately $43 million.  Changes in the reserve may be required in future periods as discussions with the DOJ continue and additional information becomes available.  We cannot predict the ultimate resolution of this matter and therefore can provide no assurance that final amounts paid in settlement or otherwise, if any, or associated costs, will not differ materially from our established reserve.  Please see Item 1-Legal Proceedings in our Form 10-Q for the quarterly period ended March 31, 2018 for additional disclosure in connection with this matter.

Adoption of new revenue recognition standard:

On January 1, 2018, we adopted, using the modified retrospective approach, ASU 2014-09 and ASU 2016-08, “Revenue from Contracts with Customers (Topic 606)” and “Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”, respectively, which provides guidance for revenue recognition. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The most significant change from the adoption of the new standard relates to our estimation for the allowance for doubtful accounts. Under the previous standards, our estimate for amounts not expected to be collected based upon our historical experience, were reflected as provision for doubtful accounts, included within net revenue. Under the new standard, our estimate for amounts not expected to be collected based on historical experience will continue to be recognized as a reduction to net revenue, however, not reflected separately as provision for doubtful accounts. Under the new standard, subsequent changes in estimate of collectability due to a change in the financial status of a payor, for example a bankruptcy, will be recognized as bad debt expense in operating charges. The adoption of this ASU in 2018, and amounts recognized as bad debt expense and included in other operating expenses, did not have a material impact on our consolidated financial statements.

Tax Cuts and Jobs Act of 2017:

Effective January 1, 2018, our provision for income taxes, net income attributable to UHS, and net income attributable to UHS per diluted share, were favorably impacted by the Tax Cuts and Jobs Act of 2017 which made broad and complex changes to the U.S. tax code including, among other things, reducing the U.S. federal corporate tax rate from 35% to 21%.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected hospital companies, Universal Health Services, Inc. (“UHS”) has built an impressive record of achievement and performance. Growing steadily since its inception into an esteemed Fortune 500 corporation, UHS today has annual revenue exceeding $10 billion. In 2018, UHS was recognized as one of the World’s Most Admired Companies by Fortune; ranked #268 on the Fortune 500; and in 2017, listed #275 in Forbes inaugural ranking of America’s Top 500 Public Companies.

Our operating philosophy is as effective today as it was 40 years ago, enabling us to provide compassionate care to our patients and their loved ones: Build or acquire high quality hospitals in rapidly growing markets, invest in the people and equipment needed to allow each facility to thrive, and become the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has more than 83,000 employees and through its subsidiaries operates 326 inpatient acute care hospitals and behavioral health facilities and 32 outpatient and other facilities located in 37 states, Washington, D.C., the United Kingdom and Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2017 and in Item 2-Forward-Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended March 31, 2018), may cause the results to differ materially from those anticipated in the forward-looking statements.  Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items impacting our net income attributable to UHS, such as, changes in the reserve established in connection with our discussions with the DOJ, our adoption of ASU 2016-09, and other potential items that are nonrecurring or non-operational in nature including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived assets, and other material amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Reports on Form 10-K for the year ended December 31, 2017 and Form 10-Q for the quarterly period ended March 31, 2018. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2018	2017	2018	2017
Net revenues before provision for doubtful accounts		$2,827,709		$5,653,181
Less: Provision for doubtful accounts		215,353		427,967
Net revenues	$2,681,353	2,612,356	$5,368,869	5,225,214

Operating charges:
Salaries, wages and benefits	1,305,974	1,236,294	2,606,122	2,474,258
Other operating expenses	624,484	632,193	1,245,303	1,239,553
Supplies expense	289,733	274,539	582,662	552,153
Depreciation and amortization	109,581	113,112	222,684	223,910
Lease and rental expense	27,119	26,027	53,822	51,216
	2,356,891	2,282,165	4,710,593	4,541,090
Income from operations	324,462	330,191	658,276	684,124
Interest expense, net	38,000	35,920	75,576	71,427
Other (income) expense, net	(15,308)	-	(15,308)	-
Income before income taxes	301,770	294,271	598,008	612,697
Provision for income taxes	71,059	103,883	138,628	211,782
Net income	230,711	190,388	459,380	400,915
Less: Net income attributable to noncontrolling interests	4,659	4,994	9,496	9,466
Net income attributable to UHS	$226,052	$185,394	$449,884	$391,449

Basic earnings per share attributable to UHS (a)	$2.40	$1.93	$4.78	$4.06

Diluted earnings per share attributable to UHS (a)	$2.39	$1.91	$4.76	$4.03

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2018	2017	2018	2017
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$226,052	$185,394	$449,884	$391,449
Less: Net income attributable to unvested restricted share grants	(392)	(82)	(496)	(176)
Net income attributable to UHS - basic and diluted	$225,660	$185,312	$449,388	$391,273

Weighted average number of common shares - basic	93,842	96,247	94,034	96,416

Basic earnings per share attributable to UHS:	$2.40	$1.93	$4.78	$4.06

Weighted average number of common shares	93,842	96,247	94,034	96,416
Add: Other share equivalents	439	795	448	791
Weighted average number of common shares and equiv. - diluted	94,281	97,042	94,482	97,207

Diluted earnings per share attributable to UHS:	$2.39	$1.91	$4.76	$4.03

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended June 30, 2018 and 2017
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	June 30, 2018	revenues	June 30, 2017	revenues
Net income attributable to UHS	$226,052		$185,394
Depreciation and amortization	109,581		113,112
Interest expense, net	38,000		35,920
Provision for income taxes	71,059		103,883
EBITDA net of NCI	$444,692	16.6%	$438,309	16.8%

Other (income) expense, net	(15,308)		-
Increase in DOJ reserve	9,451		-
Adjusted EBITDA net of NCI	$438,835	16.4%	$438,309	16.8%

Net revenues	$2,681,353		$2,612,356

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	June 30, 2018		June 30, 2017
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$226,052	$2.39	$185,394	$1.91
Plus/minus after-tax adjustments:
Increase in DOJ reserve, after-tax	7,205	0.08	-	-
Impact of ASU 2016-09	61	-	(1,382)	(0.01)
EHR depreciation & amortization, after-tax	-	-	4,038	0.04
Subtotal	$7,266	$0.08	$2,656	$0.03
Adjusted net income attributable to UHS	$233,318	$2.47	$188,050	$1.94

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Six Months ended June 30, 2018 and 2017
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Six months ended	% Net	Six months ended	% Net
	June 30, 2018	revenues	June 30, 2017	revenues
Net income attributable to UHS	$449,884		$391,449
Depreciation and amortization	222,684		223,910
Interest expense, net	75,576		71,427
Provision for income taxes	138,628		211,782
EBITDA net of NCI	$886,772	16.5%	$898,568	17.2%

Other (income) expense, net	(15,308)		-
Increase in DOJ reserve	22,451		-
Adjusted EBITDA net of NCI	$893,915	16.6%	$898,568	17.2%

Net revenues	$5,368,869		$5,225,214

Calculation of Adjusted Net Income Attributable to UHS

	Six months ended		Six months ended
	June 30, 2018		June 30, 2017
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$449,884	$4.76	$391,449	$4.03
Plus/minus after-tax adjustments:
Increase in DOJ reserve, after-tax	17,116	0.18	-	-
Impact of ASU 2016-09	(1,537)	(0.02)	(8,132)	(0.08)
EHR depreciation & amortization, after-tax	-	-	9,111	0.09
Subtotal	$15,579	$0.16	$979	$0.01
Adjusted net income attributable to UHS	$465,463	$4.92	$392,428	$4.04

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2018	2017	2018	2017
Net income	$230,711	$190,388	$459,380	$400,915
Other comprehensive income (loss):
Unrealized derivative gains (losses) on cash flow hedges	(545)	(129)	1,579	2,937
Foreign currency translation adjustment	1,184	1,713	(3,157)	8,949
Other	(2,367)	3,066	-	4,160
Other comprehensive income (loss) before tax	(1,728)	4,650	(1,578)	16,046
Income tax expense (benefit) related to items of other comprehensive income (loss)	(1,452)	1,095	(375)	2,646
Total other comprehensive income (loss), net of tax	(276)	3,555	(1,203)	13,400

Comprehensive income	230,435	193,943	458,177	414,315
Less: Comprehensive income attributable to noncontrolling interests	4,659	4,994	9,496	9,466
Comprehensive income attributable to UHS	$225,776	$188,949	$448,681	$404,849

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$76,886	$74,423
Accounts receivable, net	1,557,298	1,500,898
Supplies	140,797	136,177
Other current assets	105,546	86,504
Total current assets	1,880,527	1,798,002

Property and equipment	8,281,347	7,921,126
Less: accumulated depreciation	(3,528,248)	(3,349,289)
	4,753,099	4,571,837
Other assets:
Goodwill	3,815,203	3,825,157
Deferred charges	8,081	9,787
Deferred income taxes	2,967	3,007
Other	609,540	554,038
Total Assets	$11,069,417	$10,761,828

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$126,302	$545,619
Accounts payable and accrued liabilities	1,321,049	1,284,081
Federal and state taxes	193	18,334
Total current liabilities	1,447,544	1,848,034

Other noncurrent liabilities	311,518	306,304
Long-term debt	3,864,162	3,494,390
Deferred income taxes	49,642	54,962

Redeemable noncontrolling interest	6,341	6,702

UHS common stockholders' equity	5,317,583	4,989,514
Noncontrolling interest	72,627	61,922
Total equity	5,390,210	5,051,436

Total Liabilities and Stockholders' Equity	$11,069,417	$10,761,828

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six months
	ended June 30,
	2018	2017
Cash Flows from Operating Activities:
Net income	$459,380	$400,915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	222,716	223,910
Stock-based compensation expense	34,716	29,053
Gain on sale of assets and businesses	(2,513)	0
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(64,055)	941
Accrued interest	199	211
Accrued and deferred income taxes	(42,540)	(5,529)
Other working capital accounts	8,977	(93,715)
Other assets and deferred charges	(14,144)	(19,723)
Other	18,876	(23,411)
Accrued insurance expense, net of commercial premiums paid	46,255	58,903
Payments made in settlement of self-insurance claims	(38,606)	(37,759)
Net cash provided by operating activities	629,261	533,796
Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(370,252)	(262,452)
Acquisition of property and businesses	(20,931)	(19,610)
Proceeds received from sales of assets and businesses	13,502	0
Costs incurred for purchase and implementation of information technology applications	(24,087)	(19,448)
Decrease (increase) in capital reserves of commercial insurance subsidiary	100	(3,000)
Investment in, and advances to, joint venture	(14,059)	0
Net cash used in investing activities	(415,727)	(304,510)
Cash Flows from Financing Activities:
Reduction of long-term debt	(82,470)	(45,675)
Additional borrowings	30,500	21,600
Financing costs	(754)	0
Repurchase of common shares	(134,784)	(147,463)
Dividends paid	(18,804)	(19,280)
Issuance of common stock	4,959	4,927
Profit distributions to noncontrolling interests	(7,914)	(11,430)
Net cash used in financing activities	(209,267)	(197,321)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,138)	938
(Decrease) increase in cash, cash equivalents and restricted cash	3,129	32,903
Cash, cash equivalents and restricted cash, beginning of period	167,297	121,950
Cash, cash equivalents and restricted cash, end of period	$170,426	$154,853
Supplemental Disclosures of Cash Flow Information:
Interest paid	$70,890	$66,765
Income taxes paid, net of refunds	$182,130	$216,214
Noncash purchases of property and equipment	$91,742	$63,089

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

	% Change	% Change
Same Facility:	Quarter ended	Six months ended
	6/30/2018	6/30/2018
Acute Care Services
Revenues	3.3%	3.5%
Adjusted Admissions	1.9%	2.0%
Adjusted Patient Days	4.7%	5.1%
Revenue Per Adjusted Admission	3.1%	3.4%
Revenue Per Adjusted Patient Day	0.4%	0.3%

Behavioral Health Care Services
Revenues	2.8%	2.9%
Adjusted Admissions	1.2%	1.4%
Adjusted Patient Days	-0.3%	0.1%
Revenue Per Adjusted Admission	2.0%	2.0%
Revenue Per Adjusted Patient Day	3.6%	3.4%

UHS Consolidated	Second quarter ended		Six months ended
	6/30/2018	6/30/2017	6/30/2018	6/30/2017
Revenues	$2,681,353	$2,612,356	$5,368,869	$5,225,214
EBITDA net of NCI	$444,692	$438,309	$886,772	$898,568
EBITDA Margin net of NCI	16.6%	16.8%	16.5%	17.2%
Adjusted EBITDA net of NCI	$438,835	$438,309	$893,915	$898,568
Adjusted EBITDA Margin net of NCI	16.4%	16.8%	16.6%	17.2%

Cash Flow From Operations	$265,210	$50,687	$629,261	$533,796
Days Sales Outstanding	53	51	53	50
Capital Expenditures	$181,211	$118,114	$370,252	$262,452

Debt			$3,990,464	$4,115,021
UHS' Shareholders Equity			$5,317,583	$4,812,854
Debt / Total Capitalization			42.9%	46.1%
Debt / EBITDA net of NCI (1)			2.35	2.43
Debt / Adjusted EBITDA net of NCI (1)			2.34	2.43
Debt / Cash From Operations (1)			3.12	3.99

(1) Latest 4 quarters

Universal Health Services, Inc.

Acute Care Hospital Services

For the three and six months ended

June 30, 2018 and 2017

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2018		June 30, 2017		June 30, 2018		June 30, 2017
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts			$1,517,593				$3,071,060
Less: Provision for doubtful accounts			187,369				368,352
Net revenues	$1,374,725	100.0%	1,330,224	100.0%	$2,798,378	100.0%	2,702,708	100.0%
Operating charges:
Salaries, wages and benefits	583,969	42.5%	551,661	41.5%	1,165,542	41.7%	1,106,563	40.9%
Other operating expenses	307,800	22.4%	313,692	23.6%	615,197	22.0%	628,915	23.3%
Supplies expense	240,118	17.5%	224,923	16.9%	483,271	17.3%	453,408	16.8%
Depreciation and amortization	67,165	4.9%	66,608	5.0%	139,315	5.0%	129,657	4.8%
Lease and rental expense	14,708	1.1%	14,545	1.1%	28,991	1.0%	28,461	1.1%
Subtotal-operating expenses	1,213,760	88.3%	1,171,429	88.1%	2,432,316	86.9%	2,347,004	86.8%
Income from operations	160,965	11.7%	158,795	11.9%	366,062	13.1%	355,704	13.2%
Interest expense, net	431	0.0%	690	0.1%	962	0.0%	1,435	0.1%
Other (income) expense, net	(2,498)	(0.2)%	-	-	(2,498)	(0.1)%	-	-
Income before income taxes	$163,032	11.9%	$158,105	11.9%	$367,598	13.1%	$354,269	13.1%

All Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2018		June 30, 2017		June 30, 2018		June 30, 2017
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts			$1,553,826				$3,124,356
Less: Provision for doubtful accounts			187,369				368,352
Net revenues	$1,403,991	100.0%	1,366,457	100.0%	$2,849,623	100.0%	2,756,004	100.0%
Operating charges:
Salaries, wages and benefits	584,126	41.6%	551,735	40.4%	1,165,894	40.9%	1,106,695	40.2%
Other operating expenses	337,926	24.1%	343,669	25.2%	667,962	23.4%	675,968	24.5%
Supplies expense	240,118	17.1%	224,924	16.5%	483,271	17.0%	453,409	16.5%
Depreciation and amortization	67,165	4.8%	73,017	5.3%	139,315	4.9%	144,355	5.2%
Lease and rental expense	14,708	1.0%	14,545	1.1%	28,991	1.0%	28,461	1.0%
Subtotal-operating expenses	1,244,043	88.6%	1,207,890	88.4%	2,485,433	87.2%	2,408,888	87.4%
Income from operations	159,948	11.4%	158,567	11.6%	364,190	12.8%	347,116	12.6%
Interest expense, net	431	0.0%	690	0.1%	962	0.0%	1,435	0.1%
Other (income) expense, net	(2,498)	(0.2)%	-	-	(2,498)	(0.1)%	-	-
Income before income taxes	$162,015	11.5%	$157,877	11.6%	$365,726	12.8%	$345,681	12.5%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived assets, the impact of the EHR applications (in 2017) and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2017 and Form 10-Q for the quarter ended March 31, 2018.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of the implementation of EHR applications at our acute care hospitals (in 2017); (iii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iv) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Behavioral Health Care Services
For the three and six months ended
June 30, 2018 and 2017
(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2018		June 30, 2017		June 30, 2018		June 30, 2017
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts			$1,238,108				$2,443,185
Less: Provision for doubtful accounts			28,162				58,798
Net revenues	$1,243,429	100.0%	1,209,946	100.0%	$2,453,366	100.0%	2,384,387	100.0%
Operating charges:
Salaries, wages and benefits	642,805	51.7%	606,919	50.2%	1,273,373	51.9%	1,204,011	50.5%
Other operating expenses	234,168	18.8%	236,565	19.6%	464,515	18.9%	466,453	19.6%
Supplies expense	48,957	3.9%	48,819	4.0%	97,726	4.0%	96,566	4.0%
Depreciation and amortization	37,430	3.0%	35,933	3.0%	74,173	3.0%	71,249	3.0%
Lease and rental expense	11,920	1.0%	10,951	0.9%	23,928	1.0%	21,712	0.9%
Subtotal-operating expenses	975,280	78.4%	939,187	77.6%	1,933,715	78.8%	1,859,991	78.0%
Income from operations	268,149	21.6%	270,759	22.4%	519,651	21.2%	524,396	22.0%
Interest expense, net	410	0.0%	439	0.0%	837	0.0%	1,162	0.0%
Other (income) expense, net	1,258	0.1%	-	-	1,258	0.1%	-	-
Income before income taxes	$266,481	21.4%	$270,320	22.3%	$517,556	21.1%	$523,234	21.9%

All Behavioral Health Care Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2018		June 30, 2017		June 30, 2018		June 30, 2017
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts			$1,270,547				$2,520,295
Less: Provision for doubtful accounts			27,986				59,612
Net revenues	$1,274,083	100.0%	1,242,561	100.0%	$2,512,079	100.0%	2,460,683	100.0%
Operating charges:
Salaries, wages and benefits	651,852	51.2%	622,829	50.1%	1,293,980	51.5%	1,236,678	50.3%
Other operating expenses	259,959	20.4%	268,241	21.6%	516,361	20.6%	522,719	21.2%
Supplies expense	49,470	3.9%	49,984	4.0%	99,006	3.9%	99,020	4.0%
Depreciation and amortization	39,777	3.1%	37,564	3.0%	78,231	3.1%	74,509	3.0%
Lease and rental expense	12,256	1.0%	11,358	0.9%	24,557	1.0%	22,518	0.9%
Subtotal-operating expenses	1,013,314	79.5%	989,976	79.7%	2,012,135	80.1%	1,955,444	79.5%
Income from operations	260,769	20.5%	252,585	20.3%	499,944	19.9%	505,239	20.5%
Interest expense, net	410	0.0%	439	0.0%	837	0.0%	1,162	0.0%
Other (income) expense, net	(1,085)	(0.1)%	-	-	(1,085)	(0.0)%	-	-
Income before income taxes	$261,444	20.5%	$252,146	20.3%	$500,192	19.9%	$504,077	20.5%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived assets, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2017 and Form 10-Q for the quarter ended March 31, 2018.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Selected Hospital Statistics
For the three months ended
June 30, 2018 and 2017

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/18	06/30/17	% change	06/30/18	06/30/17	% change

Hospitals owned and leased	26	26	0.0%	301	294	2.4%
Average licensed beds	6,213	6,120	1.5%	23,262	23,133	0.6%
Average available beds	6,037	5,948	1.5%	23,178	23,052	0.5%
Patient days	339,697	324,249	4.8%	1,605,977	1,625,692	-1.2%
Average daily census	3,733.1	3,563.2	4.8%	17,648.1	17,864.7	-1.2%
Occupancy-licensed beds	60.1%	58.2%	3.2%	75.9%	77.2%	-1.7%
Occupancy-available beds	61.8%	59.9%	3.2%	76.1%	77.5%	-1.7%
Admissions	74,997	73,552	2.0%	120,469	119,142	1.1%
Length of stay	4.5	4.4	2.7%	13.3	13.6	-2.3%

Inpatient revenue	$6,164,010	$5,430,997	13.5%	$2,448,894	$2,249,135	8.9%
Outpatient revenue	3,760,326	3,286,930	14.4%	267,537	257,312	4.0%
Total patient revenue	9,924,336	8,717,927	13.8%	2,716,431	2,506,447	8.4%
Other revenue	100,171	118,177	-15.2%	51,145	52,883	-3.3%
Gross hospital revenue	10,024,507	8,836,104	13.4%	2,767,576	2,559,330	8.1%
Total deductions	8,620,516	7,282,278	18.4%	1,493,493	1,288,783	15.9%
Net hospital revenue before provision for doubtful accounts	1,403,991	1,553,826	-9.6%	1,274,083	1,270,547	0.3%
Provision for doubtful accounts	0	187,369	-100.0%	0	27,986	-100.0%
Net hospital revenue	$1,403,991	$1,366,457	2.7%	$1,274,083	$1,242,561	2.5%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	06/30/18	06/30/17	% change	06/30/18	06/30/17	% change

Hospitals owned and leased	26	26	0.0%	287	287	0.0%
Average licensed beds	6,213	6,120	1.5%	22,714	22,348	1.6%
Average available beds	6,037	5,948	1.5%	22,630	22,267	1.6%
Patient days	339,697	324,249	4.8%	1,585,994	1,586,085	0.0%
Average daily census	3,733.1	3,563.2	4.8%	17,428.5	17,429.5	0.0%
Occupancy-licensed beds	60.1%	58.2%	3.2%	76.7%	78.0%	-1.6%
Occupancy-available beds	61.8%	59.9%	3.2%	77.0%	78.3%	-1.6%
Admissions	74,997	73,552	2.0%	119,085	117,286	1.5%
Length of stay	4.5	4.4	2.7%	13.3	13.5	-1.5%

Universal Health Services, Inc.
Selected Hospital Statistics
For the six months ended
June 30, 2018 and 2017

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/18	06/30/17	% change	06/30/18	06/30/17	% change

Hospitals owned and leased	26	26	0.0%	301	294	2.4%
Average licensed beds	6,187	6,114	1.2%	23,252	23,094	0.7%
Average available beds	6,011	5,940	1.2%	23,169	23,013	0.7%
Patient days	692,496	657,249	5.4%	3,187,973	3,218,146	-0.9%
Average daily census	3,825.8	3,631.2	5.4%	17,613.1	17,779.8	-0.9%
Occupancy-licensed beds	61.8%	59.4%	4.1%	75.7%	77.0%	-1.6%
Occupancy-available beds	63.6%	61.1%	4.1%	76.0%	77.3%	-1.6%
Admissions	151,640	147,903	2.5%	240,449	237,472	1.3%
Length of stay	4.6	4.4	2.8%	13.3	13.6	-2.2%

Inpatient revenue	$12,525,776	$11,028,847	13.6%	$4,851,152	$4,432,137	9.5%
Outpatient revenue	7,474,987	6,581,107	13.6%	522,718	503,772	3.8%
Total patient revenue	20,000,763	17,609,954	13.6%	5,373,870	4,935,909	8.9%
Other revenue	198,358	239,442	-17.2%	101,178	104,359	-3.0%
Gross hospital revenue	20,199,121	17,849,396	13.2%	5,475,048	5,040,268	8.6%
Total deductions	17,349,498	14,725,040	17.8%	2,962,969	2,519,973	17.6%
Net hospital revenue before provision for doubtful accounts	2,849,623	3,124,356	-8.8%	2,512,079	2,520,295	-0.3%
Provision for doubtful accounts	0	368,352	-100.0%	0	59,612	-100.0%
Net hospital revenue	$2,849,623	$2,756,004	3.4%	$2,512,079	$2,460,683	2.1%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	06/30/18	06/30/17	% change	06/30/18	06/30/17	% change

Hospitals owned and leased	26	26	0.0%	287	287	0.0%
Average licensed beds	6,187	6,114	1.2%	22,630	22,299	1.5%
Average available beds	6,011	5,940	1.2%	22,547	22,218	1.5%
Patient days	692,496	657,249	5.4%	3,145,110	3,130,920	0.5%
Average daily census	3,825.8	3,631.2	5.4%	17,376.3	17,297.9	0.5%
Occupancy-licensed beds	61.8%	59.4%	4.1%	76.8%	77.6%	-1.0%
Occupancy-available beds	63.6%	61.1%	4.1%	77.1%	77.9%	-1.0%
Admissions	151,640	147,903	2.5%	237,716	233,483	1.8%
Length of stay	4.6	4.4	2.8%	13.2	13.4	-1.3%